Exhibit 10.9
SECOND AMENDMENT AND LEASE EXTENSION AGREEMENT
     THIS SECOND AMENDMENT AND LEASE EXTENSION AGREEMENT is made as of the 1st day of November, 2005 by and between WESTON PROPERTY INVESTMENT XV, LTD., an Ohio limited liability company (“Landlord”) and ERICO PRODUCTS, INC., an Ohio corporation (“Tenant”).
WITNESSETH
     WHEREAS, the parties entered into a Lease Agreement dated September 13, 2000 (the “Lease”) for Landlord’s property located at 31700 Solon Road, Solon, OH 44139, deemed to contain 164,940 square feet of space (the “Premises”), which Lease was amended and extended on October 19, 2004 such that it does not expire until October 31, 2006; and
     WHEREAS, the parties desire to amend the Lease to (i) modify and extend the Term and (ii) establish the Base Rent for the Modified Extended Term.
     NOW THEREFORE, in consideration of the mutual benefits to be derived, the Lease is hereby amended as follows:
1)	The Lease is extended for a five (5) year Term commencing November 1, 2005 and continuing through and including October 31, 2010 (the “Modified Extended Term”).

2)	The Base Rent for the Modified Extended Term shall be Fifty-Two Thousand Dollars ($52,000.00) per month.

3)	The second option term set forth in Paragraph 3 of the First Amendment and Lease Extension Agreement is null, void and of no further force and effect.

4)	Tenant acknowledges that the Landlord shall have no obligation to refund any excess rent pursuant to Paragraph 4 of the First Amendment and Lease Extension Agreement.

5)	Paragraph 6 of the First Amendment and Lease Extension Agreement shall be deleted in its entirety and the Option to Purchase shall be null and void as of November 1, 2005.

6)	All of the terms, conditions, provisions and covenants of the original Lease Agreement, except as specifically modified or amended herein, shall remain in full force and effect and apply hereto, and Landlord and Tenant agree that the terms of said Lease as amended herein, shall continue to govern their respective rights and duties.

     IN WITNESS WHEREOF, the Landlord and Tenant have executed this Second Amendment and Lease Extension Agreement as of the day and year first above written.
WESTON PROPERTY INVESTMENTS XV, LTD
an Ohio limited liability company

By:	Weston Inc., Agent

By:	/s/ Frank J. Capretta

Frank J. Capretta, Sr. V.P.

“Landlord”

STATE OF OHIO	)
	)	SS
COUNTY OF CUYAHOGA	)
     BEFORE ME, a Notary Public, in and for said county and state, personally appeared the above named Weston Inc, Agent for WESTON PROPERTY INVESTMENTS XV, LTD., by Fred J. Capretta, its Sr. V.P., who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and his free act and deed as such officer.
     IN WITNESS WHEREOF, I have hereunder set my hand and official seal at Cleveland, Ohio, this 30th day of November, 2005.

/s/ Mary C. Knotts

NOTARY PUBLIC

Mary C. Knotts
Notary Public, State of Ohio, Cuy. Cty.
My Commission expires Sept. 18, 2010
ERICO PRODUCTS, INC.
an Ohio corporation

By:	/s/ William R. Hasler

William R. Hasler, Treasurer

“Tenant”

STATE OF OHIO	)
	)	SS
COUNTY OF CUYAHOGA	)
     BEFORE ME, a Notary Public, in and for said county and state, personally appeared the above named ERICO PRODUCTS, INC. by William R. Hasler, its Treasurer, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and his free act and deed as such officer.
     IN WITNESS WHEREOF, I have hereunder set my hand and official seal at Cleveland, Ohio, this 30th day of November, 2005.

/s/ Sandra C. Ketchaver

NOTARY PUBLIC

Sandra C. Ketchaver
Notary Public, State of Ohio
Recorded in Cuyahoga County
My Commission Expires October 18, 2009